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                                                                     EXHIBIT 8.1


                        [MAYER, BROWN & PLATT LETTERHEAD]


                                  May 7, 2001


ProLogis Trust
14100 East 35th Place
Aurora, Colorado  80011


         Re:      Partnership Classification; Status as a Real
                  Estate Investment Trust ("REIT"); Information in the Registration Statement under "FEDERAL
                  INCOME TAX CONSIDERATIONS"


Gentlemen:

         In connection with the filing of a Registration Statement with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), by ProLogis Trust, a Maryland real estate investment trust (the "Company"), you have requested our opinions concerning (i) the treatment of ProLogis Limited Partnership-I, ProLogis Limited Partnership-II, ProLogis Limited Partnership-III, and ProLogis Limited Partnership-IV (collectively, the "Partnerships") as partnerships for Federal income tax purposes, and not as associations taxable as corporations; (ii) the qualification and taxation of the Company as a REIT; and (iii) the information in the Registration Statement under the heading "FEDERAL INCOME TAX CONSIDERATIONS."

         In formulating our opinions, we have reviewed and relied upon the partnership agreements of the Partnerships, the Registration Statement, such other documents and information provided by you, and such applicable provisions of law as we have considered necessary or desirable for purposes of the opinions expressed herein.


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    MAYER, BROWN & PLATT

ProLogis Trust
May 7, 2001
Page 2

         In addition, we have relied upon certain representations made by the Company relating to the organization and actual and proposed operation of the Company and the Partnerships. For purposes of our opinions, we have not made an independent investigation of the facts set forth in such documents, representations from the Company, the partnership agreements for the Partnerships or the Registration Statement. We have, consequently, relied upon your representations that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts. We have also relied upon the opinion of Vinson & Elkins L.L.P., dated March 30, 1999, with respect to the qualification as a real estate investment trust of Meridian Industrial Trust, Inc., a Maryland corporation, for its taxable years ending December 31, 1995, 1996, 1997, 1998 and its taxable year ending March 30, 1999.

         In rendering these opinions, we have assumed that the transactions contemplated by the foregoing documents will be consummated in accordance with the operative documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the correctness of the following specific assumptions: (i) the Company and the Partnerships have operated and will continue to each be operated in the manner described in the applicable partnership agreement or other organizational documents and in the Registration Statement, and all terms and provisions of such agreements and documents have been and will continue to be complied with by all parties thereto; and (ii) each partner in the Partnerships has been motivated in acquiring its partnership interest by its anticipation of economic rewards apart from tax considerations. Our opinions expressed herein are based on the applicable laws of the States of Maryland and Delaware, the Code, the Treasury regulations promulgated thereunder, and the interpretations of the Code and such regulations by the courts and the Internal Revenue Service, all as they are in effect and exist at the date of this letter. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions, could adversely affect our conclusions.



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    MAYER, BROWN & PLATT

ProLogis Trust
May 7, 2001
Page 3

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Partnerships will be treated, for Federal income tax purposes, as partnerships, and not as associations taxable as corporations.

         2. Beginning with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's actual and proposed method of operation, as described in the Registration Statement and as represented by the Company, has enabled it and will continue to enable it to satisfy the requirements for qualification as a REIT.

         3. The information in the Registration Statement under the headings "FEDERAL INCOME TAX CONSIDERATIONS," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

         Other than as expressly stated above, we express no opinion on any issue relating to the Company and the Partnerships or to any investment therein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the caption "FEDERAL INCOME TAX CONSIDERATIONS" in the Registration Statement.

                                                    Very truly yours,



                                                    /s/ MAYER, BROWN & PLATT